CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 9, 2003, relating to the financial statements and financial highlights which appear in the May 31, 2003 Annual Reports to Shareholders of John Hancock High Income Fund and John Hancock Strategic Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statements.




/s/PricewaterhouseCoopers LLP
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Boston, Massachusetts
September 25, 2003